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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported): July 19, 1996



                             INTERPHASE CORPORATION
               (Exact name of Registrant as specified in Charter)



           TEXAS                         0-13071                75-1549797
(State or other jurisdiction of   (Commission File Number)   (I.R.S. Employer
incorporation or organization)                              Identification No.)


                               13800 SENLAC DRIVE
                               DALLAS, TEXAS 75234
          (Address of Principal Executive Offices, including Zip Code)


Registrant's telephone number, including area code:  (214)654-5000



                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)
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                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On July 19, 1996 Interphase Corporation (the "Company") consummated the purchase, effective as of June 29, 1996, of all of the issued and outstanding capital stock of Synaptel, a French societe anonyme ("Synaptel"), from the six Synaptel stockholders for an initial consideration of approximately $8 million and 594,595 shares of Common Stock of the Company.

         In addition, the Company agreed to pay certain Synaptel stockholders up to $3.5 million based on the attainment of certain revenue and operating income targets by Synaptel through 1998. The Company will also grant employee stock options to purchase up to 450,000 shares of Interphase Common Stock based on the attainment of those targets. The cash earnout and number of employee options would increase if the targets are exceeded. The purchase price was determined by negotiation among the parties. The cash was obtained through a recently completed credit facility with BankOne Texas, N.A.

         The terms and conditions of the purchase were set forth in a Stock Purchase Agreement, dated as of June 29, 1996, among Interphase Corporation, Synaptel and Philippe Oros, Xavier Sutter, Francois Lecerf, Schroder Ventures French Enterprise Fund LPI (USA), Schroder Ventures French Enterprise Fund UKLP
(UK) and Schroder Ventures Holding Limited (UK), which is filed as an Exhibit hereto. Certain attachments have been omitted from the Exhibit, but the Company will furnish copies of any of them supplementally to the Securities and Exchange Commission upon request.

         Synaptel designs, manufactures and distributes a broad line of remote access and ISDN (Integrated Services Digital Network) products, which include both significant software content and interoperability with a broad range of networking protocols. Synaptel employs approximately 70 people, primarily in Paris, France. The Company has no present intention to change the use by Synaptel of the plant, equipment and other physical property used in its business.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)  Financial statements of businesses acquired.
         (b)  Pro forma financial information.

         It is not practicable at this time to provide the required Synaptel financial statements or pro forma financial information. They will be filed as an amendment to this Form 8-K within 60 days from the filing date hereof.

         (c)  Exhibits.

         2.1. Stock Purchase Agreement, dated as of June 29, 1996, among Interphase Corporation, Synaptel and Philippe Oros, Xavier Sutter, Francois Lecerf, Schroder Ventures French Enterprise Fund LPI (USA), Schroder Ventures French Enterprise Fund UKLP (UK) and Schroder Ventures Holding Limited (UK).


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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   INTERPHASE CORPORATION



Date: August 2, 1996                    By:      /s/ R. Stephen Polley
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                                              R. Stephen Polley, President












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                                INDEX TO EXHIBITS

         2.1. Stock Purchase Agreement, dated as of June 29, 1996, among Interphase Corporation, Synaptel and Philippe Oros, Xavier Sutter, Francois Lecerf, Schroder Ventures French Enterprise Fund LPI (USA), Schroder Ventures French Enterprise Fund UKLP (UK) and Schroder Ventures Holding Limited (UK).